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Exhibit 23.2

               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 12, 1995 appearing on page F-3 of SA Holdings, Inc.'s (now known as SA Telecommunications, Inc.) Annual Report on Form 10-KSB for the year ended December 31, 1994.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

Dallas, Texas
March 5, 1996